SCHEDULE 14A INFORMATION

 Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934 (Amendment No.  )

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TAYLOR DEVICES, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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TAYLOR DEVICES, INC.
90 TAYLOR DRIVE
NORTH TONAWANDA, NEW YORK 14120-0748

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO THE SHAREHOLDERS OF TAYLOR DEVICES, INC.

 NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of TAYLOR DEVICES, INC. ("Company") will be held at the Holiday Inn, 1881 Niagara Falls Boulevard, Amherst, New York on November 5, 2004 at 10:00 A.M. for the following purposes:

1.	To elect two Class 3 directors of the Company to serve a three-year term expiring in 2007, or until the election and qualification of his successor.
2.	To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

 The Board of Directors has fixed the close of business on September 22, 2004 as the record date for determining which shareholders shall be entitled to notice of and to vote at the Annual Meeting. SHAREHOLDERS WHO ARE UNABLE TO BE PRESENT PERSONALLY MAY ATTEND THE MEETING BY PROXY.  SUCH SHAREHOLDERS ARE REQUESTED TO DATE, SIGN AND RETURN THE ENCLOSED PROXY.  THE PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS VOTED.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Joseph P. Gastel
Joseph P. Gastel Secretary
DATED:	September 27, 2004
North Tonawanda, New York

PROXY STATEMENT
FOR THE
ANNUAL MEETING OF SHAREHOLDERS
OF
TAYLOR DEVICES, INC.
90 TAYLOR DRIVE
NORTH TONAWANDA, NEW YORK 14120-0748

_________________________

TO BE HELD AT THE HOLIDAY INN
1881 NIAGARA FALLS BOULEVARD
AMHERST, NEW YORK
NOVEMBER 5, 2004

 This Proxy Statement is furnished to shareholders by the Board of Directors of Taylor Devices, Inc. (the "Company") in connection with the solicitation of proxies for use at the Annual Meeting of Shareholders to be held on November 5, 2004 at 10:00 A.M., and at any adjournments of the meeting, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders.  This Proxy Statement and the accompanying form of proxy are being mailed to Shareholders commencing on or about September 27, 2004.

 If the enclosed form of proxy is properly executed and returned, the shares represented by the proxy will be voted in accordance with the proxy's instructions.  Any proxy given pursuant to this solicitation may be revoked by the shareholder at any time prior to its use by written notice to the Secretary of the Company.

The Board of Directors has fixed the close of business on September 22, 2004 as the record date for determining the holders of common stock entitled to notice of and to vote at the meeting.  On September 22, 2004, the Company had outstanding and entitled to vote a total of 3,018,034 shares of common stock.  Each outstanding share of common stock is entitled to one vote on all matters to be brought before the meeting.

 CERTAIN BENEFICIAL OWNERS

 The following table sets forth information as to persons known by the Company to be the beneficial owners of more than 5% of the Company's common stock:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)

Percent of Class

Tayco Developments, Inc. 100 Taylor Drive North Tonawanda, NY 14120	697,567	23.1%

(1)  In addition to shares that it owns in the Company, the Taylor family also owns shares in Tayco Developments, Inc. ("Developments").  Including shares beneficially owned by Messrs. Douglas P. Taylor and Richard G. Hill in either the Company or Developments, the Taylor family owns or controls 148,671 shares or 4.9% of the Company's stock and 160,309 shares or 16.2% of Developments' stock.  The Company as transfer agent has supplied information presented.

 ELECTION OF DIRECTORS

 Each year, those directors comprising one of the three Classes of the Board of Directors of the Company are elected by the shareholders to serve a three-year term.  The term for two directors in Class 3, Douglas P. Taylor and Randall L. Clark, will expire at this Annual Meeting.  Messrs. Taylor and Clark are management's nominees to be elected to Class 3 at this Annual Meeting, each to hold office until 2007 or the election and qualification of his successor.  The persons named on the enclosed proxy will vote all shares present at the Annual Meeting for the election of the nominees, unless a shareholder, by his or her proxy, directs otherwise.  In the event that either Messrs. Taylor and Clark is unable to serve as director, or if both are unable to serve, proxies will be voted in accordance with the best judgment of the person or persons acting under such authority.  Management does expect that the nominees will be able to serve.  The nominees have previously served as directors and have been elected as directors at prior annual meetings of shareholders.

 Nominees and Directors

 Certain information regarding Mr. Taylor and Mr. Clark, including their beneficial ownership of the Company's common stock, as well as information on those directors whose terms of office continue beyond the date of the 2004 Annual Meeting of Shareholders, is set forth below.  Unless otherwise indicated, each person has held the position indicated with either the Company or another organization for the past five years, and has sole voting and investment power with respect to the securities beneficially owned.  Beneficial ownership includes securities which can be acquired pursuant to currently exercisable options, or options which become exercisable within 60 days of the date of this Proxy Statement.

 NOMINEES

 Nominees for Class 3 Directors

Name	Age	Principal Occupation	First Elected Director

Number of Shares

					% of Class
Term expiring in 2004
Douglas P. Taylor (1)	56	President, CEO and Chairman of the Board of Directors of the Company	1976	68,678 (2)(4)	2.3
Randall L. Clark (5)	61	Chairman of the Board of Directors of Dunn Tire Corporation	1996	35,000 (4)	1.2

Class 1 Director Continuing in Office

Name	Age	Principal Occupation	First Elected Director	Number of Shares	% of Class

                Term expiring in 2005

Joseph P. Gastel (1)	79	Patent Attorney	1984	73,812 (4)	2.4

 Class 2 Directors Continuing in Office

Name	Age	Principal Occupation	First Elected Director

Number of Shares

% of Class

                Term expiring in 2006

Donald B. Hofmar	74	President of Bel Mar, Inc.	1991	28,423 (4)	0.9
Richard G. Hill (1)	54	Executive Vice President of the Company	1991	79,993 (3)(4)	2.7
All directors and executive officers as a group (6 persons)				289,906 (6)	9.6
(1)	Messrs. Taylor and Hill are brothers‑in‑law and both are directors of Tayco Realty Corporation ("Tayco Realty"). Messrs. Taylor and Mr. Gastel are also directors of Developments.
(2)

Includes 1,307 shares held beneficially and of record by Sandra Taylor, wife of Douglas P. Taylor, and 4,712 shares held by her as custodian for their children.  Also included are 38 shares held by Mr. Taylor as custodian for their children. As to all such shares, Mr. Taylor disclaims any beneficial ownership.  These shares represent less than 1% of the Company's stock.

(3)

Includes 3,014 shares held beneficially and of record held by Joyce Taylor Hill, wife of Mr. Hill and sister of Douglas P. Taylor, and 656 shares as custodian for their children. As to all such shares, Mr. Hill disclaims any beneficial ownership.

(4)	Includes options granted to directors and officers and which have not been exercised, but which can be exercised within 60 days: 30,000 options held by Mr. Clark, 30,000 by Mr. Gastel, 15,000 by Mr. Hofmar, 15,000 by Mr. Hill, and 15,000 by Mr. Taylor. These options were granted pursuant to the 2001 Taylor Devices, Inc. Stock Option Plan ("2001 Plan").

(5)	Mr. Clark also serves on the board of directors of several other area corporations, including Computer Task Group Inc., which is a publicly traded company.
(6)	Includes an option grant of 2,000 shares to Mark V. McDonough, Chief Financial Officer of the Company.

 BOARD OF DIRECTORS AND COMMITTEE MEETINGS

In fiscal 2004, the Board of Directors met three times with 100% of the directors in attendance.  Board members traditionally attend the annual meeting of shareholders, and in 2003, all Board members attended the annual meeting; however, the Company does not have a policy with regard to Board members' attendance at annual meetings.

The Executive Committee, between meetings of the Board of Directors and to the extent permitted by law, exercises all of the powers and authority of the Board in the management of the business of the Company.  The Executive Committee, comprised of Messrs. Taylor, Hill, and Gastel, did not meet in fiscal 2004.

The Audit Committee is comprised of Messrs. Clark, Gastel and Hofmar, and is governed by a Charter which was adopted by the Board of Directors and subsequently revised on August 22, 2003.  At the March 3, 2004 meeting of the Board of Directors, Mr. Hofmar was named as the audit committee financial expert.  Mr. Hofmar holds a B.A. degree from the State University of New York at Buffalo and is the President of Bell-Mar, Inc. of Buffalo, New York.  As President of his company, Mr. Hofmar supervises the production of financial information and responsibility for the Company's fiscal well being.  The Audit Committee met twice in fiscal 2004 with all members in attendance.  The Audit Committee Charter requires at least four meetings per year.

The Compensation Committee, comprised of Messrs. Clark, Gastel and Hofmar, was formed to review the compensation of the Company's executive officers, and make recommendations in that regard to the Board, as a whole.  The Compensation Committee met twice in fiscal 2004 with all members in attendance.

The Stock Option Committee, comprised of Messrs. Clark, Gastel and Hofmar, administers the Company's Stock Option Plans.  The Committee met twice in fiscal 2004 with all members in attendance.

The Company does not have a standing nominating committee.  Messrs. Taylor, Hill, Clark, Gastel and Hofmar participate in the consideration of director nominees.  There have been no changes in the composition of the Board since 1996 when Mr. Clark was asked to serve upon the death of Mr. O. Eugene Hilger, a Board member of many years.

The Audit Committee Report

The information contained in this Audit Committee Report shall not be deemed to be soliciting material, or to be filed with, or incorporated by reference in filings with the U.S. Securities and Exchange Commission, or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934.

Messrs. Clark, Gastel and Hofmar are independent directors under the applicable definition in Rule 4200(a)(15) of the currently applicable NASDAQ Stock Market listing standards.  A more stringent standard of independence will become applicable to the Audit Committee on July 31, 2005.

 As required by the terms of the Audit Committee Charter, the undersigned members of the Audit Committee have:

 1.    reviewed and discussed the Company's audited financial statements with management of the Company;

 2.     reviewed and discussed with the Company's independent registered public accounting firm the matters required  to be discussed by the Statement on Auditing Standards No. 61, as it may be amended or supplemented; and

 3.    received the written disclosures and the letter from the independent accountants, as required by Independence Standards Board Standard No. 1 ("Independence Discussions with Audit Committees") as may be modified or supplemented, and has discussed with the independent accountant, the independent accountants' independence;

Based on the foregoing, the Audit Committee has recommended to the Company's Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-KSB for fiscal 2004 for filing with the Securities and Exchange Commission.

Respectfully submitted,

Randall L. Clark Joseph P. Gastel Donald B. Hofmar

Director Compensation

Each member of the Board of Directors receives a fee of $2,500 for each Board meeting attended.  The Secretary of the meeting receives an additional fee of $2,250 per meeting for secretarial services in addition to his fees as a director for a total fee per meeting of $4,750.

The Audit Committee meets independently of the Board of Directors not less than four times each year.  As approved by the Board of Directors at the August 22, 2003 meeting, each member of the Audit Committee will receive a fee of $1,000 per meeting.  The Secretary of the meeting will receive an additional fee of $500 per meeting for secretarial services for a total fee per meeting of $1,500.

Pursuant to the formula set forth in the 2001 Plan, on April 18, 2004, the fixed date of the grant, each director was granted options to purchase 5,000 shares of the Company's stock.  The exercise price on April 18, 2004 was $2.250, which was the mean between the high and low prices for a share of common stock as quoted by NASDAQ on that date.  If there is only one price quoted for the day of the grant, the fair market value shall be such price; and if no such price is quoted for the day of the grant, the fair market value shall be the previous closing price.  In the event that no previous closing price is available, then the fair market value of one share of Common Stock on the day the option is granted shall be determined by the Committee or by the Board.  The mean between the high and the low prices of the stock on August 17, 2004 was $2.055 per share.

Current Directors and Officers

For information concerning Messrs. Taylor, Hill, Gastel, Hofmar and Clark,see "Election of Directors- Nominees and Directors" above.

Mark V. McDonough, (44), serves as Chief Financial Officer of the Company and as Treasurer and Chief Financial Officer of Developments.  Until he joined the Company, Mr. McDonough served as Director of Finance at Saint-Gobain Technical Fabrics, Inc.  Prior to that time, he had been employed as Corporate Controller with International Motion Control, Inc.  Both are manufacturing companies in the Western New York region.

Section 16(a) Beneficial Ownership Reporting Compliance

Based solely on a review of Forms 3 and 4 furnished to the Company during its most recent fiscal year, and written representations from the Company's directors and executive officers that no Form 5 is required, all reporting persons filed the required Forms on a timely basis.

Code of Ethics

The Company has adopted a Code of Ethics (the "Code") which is a compilation of written standards reasonably designed to deter wrongdoing and promote honest and ethical conduct, including full, fair, timely and understandable disclosure in documents that the Company files with and submits to the Securities Exchange Commission; compliance with governmental laws, rules and regulations; prompt internal reporting of violations to the Code; and accountability for adherence to the Code.

EXECUTIVE COMPENSATION

The following table sets forth certain information concerning compensation of and stock options held by the Company's Chief Executive Officer and Executive Vice President. No other executive officer has compensation which exceeds $100,000 annually in salary and bonus.

SUMMARY COMPENSATION TABLE

		Annual Compensation			Long-term Compensation Awards

Name / Principal Position	Fiscal Year	Salary (1)	Bonus	Other Annual Compensation (3)	Number of Underlying Options Sars (2)

Douglas P. Taylor	2004	$184,995	$ 648	$ 39,866	5,000
Chairman, President	2003	$184,995	$ 599	$ 49,336	5,000
and Chief Executive	2002	$180,381	$1,788	$137,509	5,000
Officer

Richard G. Hill	2004	$144,997	$ 421	$ 41,861	5,000
Executive Vice	2003	$144,997	$ 384	$ 50,200	5,000
President	2002	$141,767	$1,173	$142,679	5,000
(1)

Automotive vehicles owned by the Company are made available to the President and Executive Vice President named above and use of such vehicles is not limited to business purposes.  The value of any personal economic benefit associated with such use cannot reasonably be determined by the Company.

(2)

Pursuant to the terms of the 2001 Plan, incentive options were granted to Messrs. Taylor and Hill on April 18, 2004 at an option price of $2.250 per share.  The option price is the mean between the high and low prices for a share of Common Stock as quoted by NASDAQ on this date.

(3)	Other compensation, as paid and accrued to the above named executive officers, is as follows:
	Director Fees	Director Bonus	Affiliate Mgm't Incentive	Auto Allowance	401(k) / Stock Purchase Plan	Stock Options Exercised	Total
Douglas P. Taylor:
Fiscal 5/31/04	$ 7,500	$1,000	$27,771	$2,640	$ 955	$ -	$ 39,866
Fiscal 5/31/03	$11,000	$1,000	$33,477	$2,880	$ 979	$ -	$ 49,336
Fiscal 5/31/02	$ 7,000	$1,000	$34,631	$2,880	$1,867	$90,131	$137,509

Richard G. Hill:
Fiscal 5/31/04	$ 7,500	$1,000	$26,219	$2,640	$4,502	$ -	$ 41,861
Fiscal 5/31/03	$11,000	$1,000	$30,724	$2,880	$4,596	$ -	$ 50,200
Fiscal 5/31/02	$ 7,000	$1,000	$31,785	$2,880	$4,433	$95,581	$142,679

OPTION/SAR GRANTS
IN FISCAL YEAR 5/31/04

	Individual Grants				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
Name	Number of Securities Underlying Options Granted (#)	Percent of Total Options Granted Employees in FY04	Exercise Price	Expiration Date	5%	10%	Grant Date Present Value ($) (1)

Douglas P. Taylor, Chairman, President and CEO	5,000	25%	$2.250	4/18/14	$7,075	$17,930	$9,068

Richard G. Hill, Vice President	5,000	25%	$2.250	4/18/14	$7,075	$17,930	$9,068

(1)	The Black‑Scholes option valuation model was used to estimate the grant date present value of each option at April 18, 2004 at $1.81.

 AGGREGATED OPTION/SAR EXERCISES
IN LAST FISCAL YEAR AND
YEAR‑END OPTION/SAR VALUES
5/31/04

Name	Number of Shares Acquired On Exercise	Value Realized	Number of Securities Underlying Unexercised Options at Fiscal Year End Exercisable (E) Unexercisable (U)	Value of Unexercised In-the- Money Options at Fiscal Year End Exercisable (E) Unexercisable (U) (1)

Douglas P. Taylor
Chairman, President and CEO	-	-	15,000 (E)	$50

Richard G. Hill
Executive Vice President	-	-	15,000 (E)	$50

(1)	Value is the difference between the market value of the Company's Common Stock on May 31, 2004 of $2.26 and the exercise price for the options.

Employment Agreements

As of December 1, 2000, Messrs. Taylor and Hill (each, an "Executive") entered into Employment Agreements with the Company (together, the "Agreements").  The Agreements provide that, each year, the term will be for three years going forward (the "Term").  Under their respective Agreements, Messrs. Taylor and Hill are entitled to receive base salaries of not less than $174,000 per year and $138,000, respectively, together with such employee benefits and perquisites as were available to them immediately prior to December 1, 2000.  Should the Executive voluntarily resign, the Company may, in the discretion of the Board, pay the Executive a severance payment which the Board may determine at the time.  The Company retains the right to terminate each Executive for "Cause", without compensation.  "Cause" is defined to include personal dishonesty, incompetence, willful misconduct, any breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of law, or willful material breach of the Agreement.  If the Company terminates either Executive without cause, or if either Executive resigns because the Company has failed to appoint him to the office he currently holds, or makes any material change in his functions, duties, or responsibilities, then the terminated Executive is entitled to a payment equal to the greater of the payments due him for the remaining Term or 1.2 times the average of his three preceding years' cash compensation plus contributions to employee benefit plans.  In the event of a "Change of Control," as defined in the Agreements, followed by termination of the Executive's employment, the Company has agreed to pay each Executive a sum equal to the greater of the payments due him for the remaining Term, or 2.99 times the average of the five preceding years' cash compensation plus contributions to employee benefit plans.  If an Executive voluntary terminates his employment when there has not been a Change in Control, then the Agreements provide that the Executive will not compete with the Company for a period of one year in any city, town or county where the Company's principal office is located.

Indemnification Insurance for Directors and Officers

On July 24, 2004, the Company purchased a director and officer indemnification insurance policy written by the Vigilant Insurance Company through Chubb Group of Insurance Companies.  The renewal was for a one‑year period at an annual premium of $72,765.  The policy provides indemnification benefits and the payment of expenses in actions instituted against any director or officer of the Company for claimed liability arising out of his conduct in such capacities.  No payments or claims for indemnification or expenses have been made under any directors and officers' insurance policies purchased by the Company.

The Company and its directors and certain officers have entered into Indemnity Agreements.  Although the New York Business Corporation Law (the "BCL) and the By-laws authorize the Company to indemnify directors and officers, they do not require the directors and officers to be indemnified during the pendency of litigation or specify the times at which the Company is obligated to reimburse an indemnified person for expenses.  The Indemnity Agreements provide that the Company will advance litigation expenses to the person indemnified while the action is pending, upon the indemnified person's assurance (as required by the BCL) that the advance will be returned if the indemnified person is ultimately found not to be entitled to it.

EMPLOYEE STOCK PURCHASE PLAN

The Company offers an Employee Stock Purchase Plan generally to all its employees.  As of September 22, 2004, there are 254,884 shares available for distribution to all qualified employees.   The Company also provides a 401(k) plan.

TRANSACTIONS WITH MANAGEMENT AND OTHERS

The Company subleases a portion of the property where it does business from its affiliate, Tayco Realty, pursuant to the terms of a lease which will expire on October 31, 2005.  Rental payments by the Company for fiscal 2004 totaled $159,600.  The total rent paid by the Company is determined by a base rate of $10.64 per square foot, and is subject to adjustment for increases in taxes, maintenance costs and for utilization of additional space by the Company.  The Company also pays for certain expenses incurred for the operation of the facilities.  Developments owns approximately 42% of Tayco Realty, with 58% owned by the Company.

Pursuant to the Lease Agreement dated July 1, 2000 between the Company and Developments, the Company leases approximately 800 square feet of office and research and development space to Developments at a base annual rental of $12,000.  The rate of any rental increase may not exceed 10% annually and may be waived by both parties in writing.  The lease automatically renews on each anniversary of its commencement date, unless either party gives three months' written notice to the other of termination.  The lease provides that on April 1 of each year, management of both companies will review the agreement to determine possible increases for expenses due to increased taxes, maintenance costs, or for additional space utilized by Developments.  In fiscal 2004, the Company received total rental payments of $12,000 from Developments.

Under a License Agreement ("License Agreement") dated November 1, 1959, between the Company \ and Developments, the Company was granted preferential rights to market, in the United States and Canada, all existing and future inventions and patents developed by Developments. The term of this License Agreement is the life of the last-to-expire patent on which the Company is paying royalties, which is the year 2021.  During the life of each patent, the Company records a royalty, payable to Developments, equal to five percent of sales value of patented items sold and shipped.  The Company incurred royalty charges from Developments of $322,000 in fiscal year 2004.  Under the License Agreement, payments of royalties are required to be made quarterly.  The Company has not made cash payments for royalties to Tayco during the last couple of years.  The Company has issued a Promissory Note date June 1, 2004 payable to Tayco in the principal amount of $775,716 for the balance then due.  The Company plans to make the required quarterly royalty payments to Tayco during the year ending May 31, 2005.

The License Agreement also provides for Developments to pay the Company 10% of the gross royalties received from third parties who are permitted to make, use and sell machinery and equipment under patents not subject to the License Agreement, as well as on apparatus and equipment subject to the License Agreement but modified by the Company, with rights to such modification having been assigned to Developments.  No royalties were received in the year ended May 31, 2004.  Royalties, if any, are paid quarterly.

Although the Company and Developments share common management and a close business relationship, as separate corporations responsible to their own shareholders, interests may diverge regarding development and licensing of future inventions and patents.  In that case, Developments would be permitted to license future inventions and patents to parties other than the Company, rendering the Company's option on future inventions and patents under its License Agreement only minimally beneficial.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors, on recommendation of the Audit Committee, has selected Lumsden & McCormick, LLP to continue as the independent registered public accounting firm for the Company for fiscal year 2005.  A representative of Lumsden & McCormick, LLP will attend the 2004 Annual Meeting of Shareholders.  This representative will be available to respond to appropriate questions and will be given the opportunity to make a statement if they so desire.

The Audit Committee of the Company approves all professional services, including tax related services, provided to the Company by Lumsden & McCormick, LLP.  With regard to "Audit and Audit-Related" services, the Committee reviews the annual audit plan and approves the estimated audit budget in advance.  The aggregate fees billed by Lumsden & McCormick, LLP for professional services to the Company were $85,000 and $117,750 for the fiscal years ended May 31, 2004 and 2003.

Audit Fees

The aggregate fees billed by Lumsden & McCormick, LLP for professional services rendered in connection with the audit of the Company's annual financial statements, the review of the Company's quarterly financial statements and services that are normally provided in connection with statutory and regulatory filings or engagements were $66,000 and $52,250 for the fiscal years ended May 31, 2004 and 2003.

Audit-Related Fees

The aggregate fees billed by Lumsden & McCormick, LLP for professional assurance and related services reasonably related to the performance of the audit of the Company's financial statements, but not included under Audit Fees, were $8,500 and $60,500 for the fiscal years ended May 31, 2004 and 2003.

Tax Fees

The aggregate fees billed by Lumsden & McCormick, LLP for professional services for tax compliance, tax advice and tax planning were $10,500 and $5,000 for the fiscal years ended May 31, 2004 and 2003.

All Other Fees

None.

Pre-approval Policies and Procedures

The Audit Committee has adopted a policy that requires advance approval of all audit, audit-related, tax services, and other services performed by the independent auditor.  The policy provides for pre-approval by the Audit Committee of specifically defined audit and non-audit services.  Unless the specific service has been previously pre-approved with respect to that year, the Audit Committee must approve the permitted service before the independent auditor is engaged to perform it.

SHAREHOLDER COMMUNICATIONS AND PROPOSALS

Although the Board of Directors does not have a formal procedure for shareholders to send communications to the Board of Directors, a shareholder may communicate with the Company at its website at www.shockandvibration.com.   The Company will relay communications to specified individual directors if an express request to do so is included in the shareholder communication.

Proposals of shareholders intended to be presented to the year 2005 Annual Meeting of Shareholders must be received by the Secretary of the Company prior to June 1, 2005, for inclusion in the Proxy Statement and form of proxy.  Shareholders wishing to propose a matter for consideration at the 2005 Annual Meeting of Shareholders must follow certain specified advance notice procedures set forth in the Company's  By‑Laws, a copy of which is available upon written request to: Joseph P. Gastel, Secretary, Taylor Devices, Inc., 90 Taylor Drive, P.O. Box 748, North Tonawanda, New York 14120‑0748.

The By‑Laws designate procedures for the calling and conduct of a meeting of shareholders, including, but not limited to, specifying who may call the meeting, what business may be conducted, the procedures with respect to the making of shareholder proposals, and the procedures and requirements for shareholder nomination of directors.

The Company will provide without charge, on the written request of any person from whom a proxy is solicited, on the written request of such person, a copy of the Company's Annual Report on Form 10-KSB for the fiscal year ended May 31, 2001.  A written request should be addressed to Kathleen A. Nicosia, Shareholder Relations Manager, 90 Taylor Drive, North Tonawanda, New York 14120-0748.

  FINANCIAL STATEMENTS

The financial statements of the Company are contained in the Company's 2004 Annual Report which accompanies this Proxy Statement.

OTHER MATTERS

Voting

Under the Business Corporation Law of New York ("BCL") and the Company's By‑Laws, the presence, in person or by proxy, of a majority of the outstanding common shares is necessary to constitute a quorum of the shareholders to take action at the Annual Meeting.  The shares which are present or represented by a proxy will be counted for quorum purposes regardless of whether or not a broker with discretionary authority fails to exercise discretionary voting authority with respect to any particular matter.

Directors standing for election must be elected by a plurality of votes cast at the Annual Meeting and elected to their class terms.  "Other business," if properly brought before the meeting, must be adopted by a majority of affirmative votes cast at the meeting.

For voting purposes, all proxies marked "for", "against", "abstain", or "withhold authority" will be counted in accordance with such instruction as to each item.  In no event will an abstention be counted as a vote cast.  No broker non‑votes will be counted for any item.

Expenses

The expenses of this solicitation, including the costs of preparing and mailing this Proxy Statement and accompanying material, will be borne by the Company.  The Company has retained the services of Regan & Associates, Inc. to assist in the solicitation of proxies under a contract providing for payment of $2,500, plus reimbursement of reasonable out‑of‑pocket expenses.  In addition to solicitations by mail, Regan & Associates, Inc. and regular employees of the Company may solicit proxies in person, by mail or by telephone, but no employee of the Company will receive any compensation for solicitation activities in addition to his or her regular compensation.  Expenses may also include the charges and expenses of brokerage houses, nominees, custodians and fiduciaries for forwarding proxies and proxy materials to beneficial owners of shares.

The Board of Directors knows of no other matters to be voted upon at the Annual Meeting.  If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed form of proxy to vote on such matters in accordance with their judgment.

By Order of the Board of Directors
/s/ Joseph P. Gastel
Joseph P. Gastel Secretary
Dated:	September 27, 2004 North Tonawanda, New York

TAYLOR DEVICES, INC.
90 TAYLOR DRIVE, NORTH TONAWANDA, NY 14120
PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

ANNUAL MEETING OF SHAREHOLDERS TO BE HELD NOVEMBER 5, 2004 AT 10:00 A.M.
HOLIDAY INN, 1881 NIAGARA FALLS BOULEVARD, AMHERST, NEW YORK

 The undersigned hereby appoints Douglas P. Taylor and Joseph P. Gastel, and each of them, with full power of substitution as proxies for the undersigned to attend the Annual Meeting of Shareholders of TAYLOR DEVICES, INC. to be held at the Holiday Inn, 1881 Niagara Falls Boulevard, Amherst, New York at 10:00 A.M. on November 5, 2004, and at any adjournment thereof, to vote and act with respect to all Common Shares of the Company which the undersigned would be entitled to vote, with all the power the undersigned would possess if present in person, as follows:

The Board of Directors recommends that you vote FOR:
1.	ELECTION OF DIRECTORS TWO DIRECTORS TO BE ELECTED TO CLASS 3, A THREE YEAR TERM:
Douglas P. Taylor
	[ ]	FOR nominee
	[ ]	Withhold authority for nominee
Randall L. Clark
	[ ]	FOR nominee
	[ ]	Withhold authority for nominee
2.	In their discretion, the proxies are authorized to vote on any other business that may properly come before the Annual Meeting or any adjournments or postponements thereof.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

 This proxy will be voted as directed, but if no direction is indicated, it will be voted FOR the nominees described in Item 1 and in the discretion of the proxies on such other matters as may properly come before the Annual Meeting or any adjournments or postponements thereof.

 Receipt of the Notice of Annual Meeting of Shareholders and accompanying Proxy Statement is hereby acknowledged.

[ ]	Please check this box if you plan to attend the Annual Meeting.
DATED: ________________, 2004

 Please sign exactly as your name appears on this proxy. Joint owners should each sign personally. If signing as attorney, executor, administrator, trustee or guardian, please include your full title.  Corporate proxies should be signed by an authorized officer.  PLEASE SIGN, DATE AND RETURN THIS CARD PROMPTLY USING THE ENCLOSED ENVELOPE.